EXHIBIT 5.1

[LETTERHEAD OF STRADLING YOCCA CARLSON & RAUTH]

October 5 , 2004

IntraLase Corp.

3 Morgan

Irvine, California 92618

Re:	IntraLase Corp., Registration Statement on Form S-1—Registration No. 333-116016

Ladies and Gentlemen:

At your request, we have examined the form of Registration Statement on Form S-1, Registration No. 333-116016, initially filed by IntraLase Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on May 28, 2004 (as amended, and as may be further amended or supplemented, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of 7,631,761 shares of the Company’s authorized but unissued Common Stock, $0.01 par value (the “Common Stock”). Said shares of Common Stock, which include 995,447 shares which will be subject to an over-allotment option to be granted to the underwriters by the Company, are to be sold to the underwriters as described in the Registration Statement for sale to the public.

As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the shares of the Common Stock.

Based on the foregoing, and subject to compliance with applicable state securities laws, it is our opinion that the 7,631,761 shares of Common Stock, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/s/ Stradling Yocca Carlson & Rauth